SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

August 13, 2012

Date of Report (Date of earliest event reported)

Zion Oil & Gas, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33228	20-0065053
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6510 Abrams Road, Suite 300, Dallas, TX 75231

(Address of Principal Executive Offices)

214-221-4610

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Extension of Joseph Petroleum Exploration License

On August 13, 2012, the Israeli Petroleum Commissioner notified Zion Oil & Gas, Inc. (the "Company" or “Zion”) that it was approving the Company’s request for an extension to the scheduled expiration date of the Company’s Joseph License (Petroleum Exploration License No. 339) to April 10, 2013. In July 2012, the Company submitted a letter to Israel’s Petroleum Commissioner seeking an extension of the scheduled work program time frames which would in essence extend the Joseph License beyond the scheduled expiration date of October 10, 2012 to accommodate unavoidable delays in seismic equipment and crews attributable to the Company’s contractor, Geophysical Institute of Israel (GII), having their crews in Africa for an extended period of time.

Under the terms of the Joseph License, as extended, the Company is required, among other things, to (i) obtain a seismic survey, process and integrate the data and submit the process report and ancillary material to the National Geophysical Archive maintained at GII by October 15, 2012, (ii) interpret, process and integrate the results of the new seismic survey with existing seismic lines, update the geophysical maps and submit a geophysical summary and file a report with the Israeli Petroleum Commissioner by December 15, 2012, (iii) identify and prepare a drilling prospectus that includes a geological description of the geological background, the desired drilling depths, a geological forecast and engineering plan for the proposed drilling by January 15, 2013, and (iv) execute a drilling contract to drill a new well or drill the existing well by February 15, 2013.

The Company has contracted with GII for a 20 kilometer seismic survey that it anticipates will be acquired in September 2012.

At the option of the Israeli Petroleum Commissioner, the Joseph License may be extended for additional one-year periods through October 10, 2014.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

Exhibit 10.1 – Petroleum Exploration License No. 339/ “Joseph” License Extension Letter (translation)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: August 16, 2012

Zion Oil and Gas, Inc.

By:	/s/ Richard J. Rinberg
Richard J. Rinberg
Chief Executive Officer